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                                                                    EXHIBIT 99.2


                                 April 21, 1997



Mr. Wallace M. Hammond
President and Chief Executive Officer
Phoenix Network, Inc.
1687 Cole Boulevard
Golden, Colorado 80401

Dear Mr. Hammond:

         US ONE Communications Corp. ("US ONE") is pleased to submit this proposal (this "Letter of Intent") to effect a business combination with Phoenix Network, Inc. ("Phoenix"), pursuant to which US ONE will be merged with and into Phoenix (the "Merger"), with Phoenix surviving the Merger. The principal terms and conditions of this proposal are as follows:

         1. Principal Terms of Merger. The principal terms of the Merger will be as follows:

                 a. All issued and outstanding shares of capital stock of US ONE will be exchanged for shares (the "Issuable Shares") of common stock, par value $.001 per share ("Phoenix Common Stock"), of Phoenix such that, following the Merger and subject to adjustment as provided in subparagraph 1.c. below, Phoenix will be owned 50% by the stockholders of US ONE immediately prior to the Merger (the "US ONE Stockholders") and 50% by the common stockholders of Phoenix immediately prior to the Merger (the "Phoenix Stockholders"), on a fully-diluted basis assuming the exercise or conversion of all convertible debt, stock, warrants and options of Phoenix immediately prior to the Merger. All outstanding options and warrants of US ONE immediately prior to the Merger will be extinguished upon consummation of the Merger. The aggregate number of shares issuable to the US ONE Stockholders is expected to be approximately 37,500,000. Each holder of shares of Phoenix Common Stock following the Merger will be entitled to one vote per share. US ONE recognizes that it has an obligation to
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                          provide incentives to the management team of US ONE
                          that will be joining the management team of the combined entity.

                 b. All issued and outstanding shares of Phoenix Common Stock immediately prior to the Merger will remain outstanding after the Merger.

                 c. If the average of the daily market prices for shares of Phoenix Common Stock for each day during the ten consecutive trading days prior to the closing of the Merger (the "Average Trading Price") is between $1.75 (the "Trading Price Floor") and $2.25 (the "Trading Price Cap"), no adjustment will be made in the number of shares to be issued to the US ONE Stockholders pursuant to the Merger. If, however, the Average Trading Price (i) exceeds the Trading Price Cap, then the aggregate number of shares to be issued to the US ONE Stockholders pursuant to the Merger will be reduced to a number which, when multiplied by the Average Trading Price, equals the product of the Issuable Shares times the Trading Price Cap or (ii) is less than the Trading Price Floor, then the aggregate number of shares to be issued to the US ONE Stockholders pursuant to the Merger will be increased to an amount which, when multiplied by the Average Trading Price, equals the Issuable Shares times the Trading Price Floor. In the event that, prior to the closing of the Merger, the parties enter into an agreement with a third party pursuant to which the third party proposes to acquire all or substantially all of the assets or common stock of US ONE and all or substantially all of the assets of Phoenix or the Phoenix Common Stock pre-Merger, or all or substantially all of the assets of Phoenix or the Phoenix Common Stock post-Merger, neither the Trading Price Floor nor the Trading Price Cap shall apply and the consideration to be issued in such acquisition shall be calculated as if the US ONE Stockholders owned 50% of the Phoenix Common Stock on a fully-diluted basis immediately prior to the consummation of such transaction.

                 d. Following the Merger, the number of directors on the Board of Directors of Phoenix will be increased from seven members to





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                          twelve members in accordance with the applicable
                          bylaw provisions of Phoenix. The newly-created directorships will be filled by James H. Sturges and four other representatives to be named in the merger agreement applicable to the transaction.

                 e. The closing of the Merger will occur as soon as is reasonably practicable following the execution and delivery of the Definitive Agreements (as hereinafter defined) and the procurement of all requisite Approvals (as hereinafter defined).

         2. Scope and Form of Transaction. The scope and form of the proposed Merger shall be mutually acceptable to the parties and pursuant to the following agreements described herein (collectively, the "Definitive Agreements"):

                 a. Agreement and Plan of Merger. The parties will negotiate and enter into a mutually satisfactory Agreement and Plan of Merger pursuant to which US ONE will merge with and into Phoenix, with Phoenix surviving.

                 b. Stockholders Agreement. The principal stockholders of US ONE will negotiate and enter into a mutually satisfactory Stockholders Agreement pursuant to which each party to the Stockholders Agreement will agree, among other things, to vote in favor of the Merger and the transactions contemplated thereby.

                 c. Lock-up Agreement. US ONE and Phoenix will negotiate a mutually satisfactory Lock-up Agreement pursuant to which (i) the institutional stockholders of US ONE who will receive shares of Phoenix Common Stock pursuant to the Merger and (ii) the directors and executive officers of Phoenix other than Thomas Bell will agree not to sell or otherwise transfer their respective shares of Phoenix Common Stock for a period not to exceed 180 days after the date the Merger is consummated. Thomas Bell will agree to a comparable lock-up for a portion of the Phoenix Common Stock owned beneficially and directly by him in an amount to be determined.





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         3.      Conditions to Merger.  The consummation of the proposed Merger is subject to and conditioned upon each of the following:

                 a. Definitive Agreements. The parties shall have negotiated, executed and delivered the Definitive Agreements.

                 b. Approvals. The parties shall have obtained all necessary (i) corporate approvals, including, without limitation, approval of the Definitive Agreements by their respective Boards of Directors and approval of the Agreement and Plan of Merger by the US ONE Stockholders and the Phoenix Stockholders, and (ii) governmental and regulatory approvals (collectively, the "Approvals").

                 c. Fairness Opinions. The parties shall have received appropriate fairness opinions prior to the execution and delivery of the Agreement and Plan of Merger.

                 d. Acquisitions by Phoenix. Phoenix shall have acquired, either by a stock acquisition or an asset acquisition, TNC or another company similar to TNC with respect to volume of, and other relevant characteristics related to, traffic.

                 e. New York Local Dialtone. US ONE shall have completed successfully its local dialtone trial in New York City. In conjunction with the execution and delivery of this Letter of Intent, US ONE will provide Phoenix with a written detailed description of US ONE's local dialtone trial in New York City, which description shall include specifications. US ONE's local dialtone trial in New York City shall be deemed to have been completed successfully upon the completion of the trial in accordance with the written description provided to Phoenix by US ONE.

                 f. Lucent Commitment. Lucent shall have committed to fund the reasonable network capital requirements of Phoenix following the Merger for a period of at least 24 months following the consummation of the Merger. In addition, Lucent shall have





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                          committed to fund the existing network of US ONE upon
                          terms and conditions reasonably satisfactory to the parties.

                 g. US ONE Creditors. The parties shall have entered into mutually acceptable arrangements with the creditors of US ONE. In conjunction with the execution and delivery of this Letter of Intent, US ONE will provide Phoenix with a complete list of the current creditors of US ONE.

                 h. Phoenix Amendment. US ONE and Phoenix shall have executed that certain Amendment No. 5 to Service Agreement ("Amendment No. 5") concurrently with the execution of Amendment No. 6 to Service Agreement ("Amendment No. 6"), which Amendment No. 6 shall delete any provision in Amendment No. 5 related to vendor carrier shortfalls.

                 i. Other Conditions. All conditions precedent contained in the Agreement and Plan of Merger shall have been satisfied.

                 j. Additional Capital. Sufficient equity and/or debt capital will have been raised to provide for the realization of the combined entity's business plan.

         4. Condition to Letter of Intent. The effectiveness of this Letter of Intent is subject to and conditioned upon the parties' receipt from each of their respective Boards of Directors of approval of the terms of this Letter of Intent, subject to final documentation, within ten days after execution of this Letter of Intent.

         5. Continuing Network Operation. Prior to the closing of the Merger contemplated by this Letter of Intent, the direct and indirect costs (the "Costs") of US ONE's maintaining the long distance network which currently carries Phoenix's traffic will be borne equally, one-half by US ONE and one-half by Phoenix; provided, however, that the Costs will be calculated net of any revenues to US ONE from customers of US ONE other than Phoenix. The Costs will be paid monthly and will not exceed an aggregate of $500,000 per month in out-of-pocket expenses to US ONE and Phoenix collectively. Upon execution of this Letter of Intent, Phoenix shall advance $250,000 to US ONE by wire





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                 transfer of funds to an account designated by US ONE to cover
                 Costs in respect of the 30-day period beginning on the date of execution hereof.

         6. Management of the Combined Entity. The current management team of Phoenix will continue to manage the combined entity; provided, that (i) Wallace M. Hammond will be named the interim Chief Executive Officer/Chief Operating Officer until the Board of Directors of the combined entity identifies a successor that is mutually acceptable to the Phoenix board members and the US ONE board members and (ii) James H. Sturges will join the senior executive management team.

         7. Joint Operating Agreement. Upon the execution and delivery of the Agreement and Plan of Merger, the parties hereto will enter into a Joint Operating Agreement with terms mutually acceptable to the parties. Such Joint Operating Agreement will terminate upon the closing of the Merger.

         8. Expenses. Other than as specifically set forth herein, each party will bear its own fees and expenses in connection with the proposed Merger.

         9.      Exclusivity.

                 a. From the date hereof until the earlier of (i) the execution and delivery of the Agreement and Plan of Merger or (ii) 11:59 p.m. on May 20, 1997, neither US ONE nor Phoenix will, nor will either of them permit any of their respective subsidiaries to, nor will either of them authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, either of them or any of their respective subsidiaries to, directly or indirectly, (A) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (B) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Each of US ONE and Phoenix will notify each other





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                          immediately of any inquiries or proposals with
                          respect to any Acquisition Proposal that is received by, or any such negotiations or discussions that are sought to be initiated with, such person. For purposes of this Letter of Intent, an "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving US ONE (and not involving Phoenix) or Phoenix (and not involving US
                          ONE) or any of their Significant Subsidiaries (within the meaning of Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended), or any purchase of all or any significant portion of the assets of US ONE (and not Phoenix) or Phoenix (and not US ONE) or any of their Significant Subsidiaries, other than the transactions contemplated hereby. The exclusivity obligations expressed in this paragraph 9 are intended to be legally binding on the parties hereto.

                 b. Notwithstanding anything contained in subparagraph 9.a. above, the parties acknowledge that (i) US ONE currently has an informal arrangement with Lazard Freres & Co. ("Lazard Freres") pursuant to which Lazard Freres may identify potential partners for the combined entity and (ii) at any time prior to the consummation of the Merger, US ONE and Phoenix may furnish information (subject to a confidentiality agreement in reasonably customary form) to, and negotiate or otherwise engage in discussions with, any party who delivers a written Acquisition Proposal if and so long as the Board of Directors of US ONE or Phoenix, as applicable, determines in good faith, based upon advice of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board of Directors of US ONE or Phoenix, as applicable. In the event US ONE or Phoenix (either, the "Terminating Party") determines to accept an Acquisition Proposal at any time prior to the consummation of the Merger or enters into an Acquisition Proposal within 18 months from the date hereof with any party that has initiated an Acquisition Proposal prior to the termination date for the Merger (as set forth in the Agreement and Plan of Merger) or May 20, 1997 (if no Agreement and Plan of Merger has yet been executed), then the Terminating Party will pay to the non-





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                          terminating party in cash by wire transfer of
                          immediately available funds to an account designated by the non-terminating party a termination fee in an amount equal to $2,500,000, plus reasonable documented out- of-pocket expenses incurred by the non-terminating party in connection with the transactions contemplated hereby.

         10. Letter of Intent. It is understood and agreed that this is a Letter of Intent and does not contain all matters upon which agreement must be reached in order for the proposed Merger to be consummated and creates no binding rights or obligations in favor of either party, except for the rights and obligations referred to in Paragraphs 4, 5, 8, 9, 12, 13, 14 and this Paragraph 10. A binding commitment with respect to the proposed Merger will result only from the execution of a definitive Agreement and Plan of Merger and shall be subject to the terms and conditions specified therein.

         11. Counterparts. This Letter of Intent may be executed in one or more counterparts which, when taken together, shall represent a fully executed Letter of Intent.

         12. Expiration. Each of the parties hereto shall proceed promptly to the good faith negotiation and documentation of the Definitive Agreements and the drafting and filing of the Form S-4 (as hereinafter defined). It is the intention of the parties to execute the Agreement and Plan of Merger no later than May 20, 1997.

         13. Compliance with Laws. Phoenix shall proceed promptly with the preparation and filing of a Form S-4 registration/proxy statement complying in all material respects with the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and applicable state law (the "Form S-4").

         14. Publicity. Except as may be required under applicable law, neither US ONE nor Phoenix or their respective representatives will without the prior written consent of the other party make any public announcement about this Letter of Intent or the negotiations or transactions contemplated hereby.





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         If the foregoing is acceptable, please so indicate on behalf of
Phoenix by signing and dating this Letter of Intent in the space provided.


                                         US ONE COMMUNICATIONS CORP.



                                         By: /s/ J.H. Sturges
                                            ------------------------------
                                         Name:   J.H. Sturges
                                              ----------------------------
                                         Title:  Chairman and CEO
                                               ---------------------------


Accepted and agreed to
this 21st day of April, 1997


PHOENIX NETWORK, INC.



By: /s/ Wallace M. Hammond
   -----------------------------------------------------
Name:   Wallace M. Hammond
     ---------------------------------------------------
Title:  President and Chief Executive Officer
      --------------------------------------------------





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